UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022 (August 2, 2022)

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MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

WTC Free Zone Dr. Luis Bonavita 1294, Of. 1733, Tower II Montevideo, Uruguay, 11300
(Address of Principal Executive Offices) (Zip Code)

+598-2-927-2770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market
2.375% Sustainability Notes due 2026	MELI26	The Nasdaq Stock Market LLC
3.125% Notes due 2031	MELI31	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Adoption of Compensation Plan for Independent Directors

On August 2, 2022, the Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved compensation for independent directors, as defined by the Board, for service during the one year periods commencing at the Company’s annual shareholders’ meeting in 2022, 2023 and 2024. Under the terms of the Board approval, for each year of service the independent directors will receive (i) a cash retainer fee of $72,000 and (ii) shares of common stock of the Company, $0.001 par value per share ("Shares") having a value equal to $120,000, based on the market value of the Company’s stock (as described below). The Shares shall be in the form of restricted stock and be subject to forfeiture and transfer restrictions until the date of the first annual shareholders’ meeting taking place following the delivery date of such Shares. Additionally, the Board approved additional annual cash retainer fees to be paid to each individual serving the Board in one of the following capacities, in the amount of: $15,000 to the chair of the Nominating and Corporate Governance Committee of the Board, $30,000 to the lead independent director of the Board, $21,913 to the chair of the Audit Committee of the Board and $21,913 to the chair of the Compensation Committee of the Board. Both the cash and equity-based compensation is subject to forfeiture in the event that any independent director does not complete the full year of service for which such compensation is due and shall be prorated for any independent director whose service did not commence at the Company’s annual shareholders’ meeting.

The market value of the Shares shall be based on (i) for Shares delivered in 2022, the average price paid by the Company to repurchase Shares on August 8, 2022, (ii) for Shares delivered in 2023 and 2024, the average price paid by the Company to repurchase Shares on June 12, 2023 and 2024, respectively, and (iii) for Shares delivered to an independent director whose service commenced after the Company’s annual shareholders’ meeting, the average price paid by the Company on the date that the Company repurchases Shares in connection with the anticipated delivery of Shares to such new independent director. Shares will be granted pursuant to the Company's Amended and Restated 2009 Equity Incentive Plan.

The Board additionally approved reimbursement for travel and out-of-pocket expenses incurred by the directors who are not employees or officers of the Company or its subsidiaries in connection with attending meetings of the Board and committees of the Board.

Approval of Stock Repurchases

On August 2, 2022, the Board approved a stock repurchase under the Company’s existing share repurchase program, approved by the Board on August 4, 2021 and modified on March 1, 2022, pursuant to which on August 8, 2022 the Company may repurchase Shares up to a value of $960,000. On August 2, 2022 the Board also approved the repurchase of Shares pursuant to a trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Board authorized the Company to repurchase Shares on June 12, 2023 and June 12, 2024 under such trading plan, up to a value of $960,000 in each repurchase. The Board further approved additional repurchases of Shares as necessary in connection with the delivery of Shares to an independent director whose service did not commence at the Company’s annual shareholders’ meeting. All such repurchases were approved in connection with the equity compensation of directors as described above.

The Board resolved that all Share repurchases shall be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The authorization does not obligate the Company to acquire any particular amount of common stock, and the repurchase may be suspended or discontinued at the Company’s discretion without prior notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: August 5, 2022	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer